EXHIBIT 99-2
FORM OF NOTICE OF GUARANTEED DELIVERY

FirstEnergy Generation Corp.

Applicable Underlying Lease Payments
Fully and Unconditionally Guaranteed By

FirstEnergy Solutions Corp.

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange
6.85% Exchange Certificates due 2034
of Bruce Mansfield Unit 1 2007 Pass Through Trust
which have been registered under
the Securities Act of 1933, as amended,
for any and all outstanding
6.85% Original Certificates due 2034
of Bruce Mansfield Unit 1 2007 Pass Through Trust
that were issued and sold in a transaction
exempt from registration under the Securities Act of 1933

Pursuant to the Prospectus dated August    , 2007

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 6.85% Certificates due 2034 (the ‘‘Original Certificates’’) are not immediately available, (ii) Original Certificates, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York Trust Company, N.A. (the ‘‘Exchange Agent’’) prior to 5:00 p.m., New York City time, on the expiration date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent (as defined below). See ‘‘The Exchange Offer—
Procedures For Tendering Original Certificates’’ in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Original Certificates pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Original Certificates (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

The Exchange Agent for the Exchange Offer Is:

The Bank of New York Trust Company, N.A.

By Hand or Overnight Delivery:	By Registered or Certified Mail:	By Facsimile Transmission:
The Bank of New York 101 Barclay Street Corporate Trust Services Window Ground Level New York, New York 10286 Attention: David Mauer – Corp. Trust Ops-Reorganization Unit/Floor 7 East	The Bank of New York 101 Barclay Street, Floor 7 East New York, New York 10286 Attention: David Mauer – Corp. Trust Ops-Reorganization Unit	(Eligible Institutions Only) (212) 298-1915 To Confirm by Telephone or for Information: (212) 815-3687

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ‘‘ELIGIBLE INSTITUTION’’ UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to FirstEnergy Solutions Corp., an Ohio corporation (‘‘FES’’) and FirstEnergy Generation Corp., an Ohio corporation (‘‘FGCO’’, and together with FES, the ‘‘Company’’) upon the terms and subject to the conditions set forth in the Prospectus dated August    , 2007, (as the same may be amended or supplemented from time to time, the ‘‘Prospectus’’), and the related Letter of Transmittal (which together constitute the ‘‘Exchange Offer’’), receipt of which is hereby acknowledged, the aggregate principal amount of Original Certificates set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption ‘‘The Exchange Offer—Procedures For Tendering Original Certificates.’’

Name(s) and Address(es) of Holder(s)	Certificate Number(s) (if available)	Principal Amount Represented	Principal Amount Tendered*
		$	$
		$	$
		$	$
* Must be in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof.

If Original Certificates will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

   X

   X

SIGNATURE(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

DATE:

AREA CODE AND TELEPHONE NO.:

Must be signed by the holder(s) of the Original Certificates as their name(s) appear(s) on certificates for Original Certificates or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Pass Through Trustee, provide proper evidence satisfactory to the Pass Through Trustee of such person’s authority to so act.

Please print name(s) and address(es)

NAME:

CAPACITY:

ADDRESS (INCLUDING ZIP CODE):

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an ‘‘eligible guarantor institution,’’ including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a securities transfer association (each of the foregoing being referred to as an ‘‘Eligible Institution’’), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Certificates tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Certificates to the Exchange Agent’s account at The Depository Trust Company (‘‘DTC’’), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Original Certificates tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

SIGNATURE GUARANTEE

(AUTHORIZED SIGNATURE)

(PRINTED NAME)

(TITLE)

(NAME OF FIRM)

(ADDRESS (INCLUDING ZIP CODE) AND TELEPHONE NUMBER (INCLUDING AREA CODE) OF FIRM)

DATE:

NOTE:    DO NOT SEND ORIGINAL CERTIFICATES WITH THIS FORM. ORIGINAL CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.